UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021

BANCFIRST CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Oklahoma	0-14384	73-1221379
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Broadway, Oklahoma City, OK		73102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (405) 270-1086

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value Per Share	BANF	NASDAQ Global Select Market System

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

BancFirst Enters Into a Purchase and Assumption Agreement with The First National Bank and Trust Company of Vinita, Oklahoma.

On February 19, 2021 BancFirst, a wholly-owned subsidiary of BancFirst Corporation, announced that it entered into a purchase and assumption agreement with The First National Bank and Trust Company of Vinita, Oklahoma to purchase assets and assume the deposits and certain other obligations of The First National Bank and Trust Company of Vinita. A Copy of the related press release is being filed as Exhibit 99.1 to this form 8-K and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No. Description

99.1 Press Release, dated February 19, 2021, issued by BancFirst Corporation titled “BancFirst Corporation Announces the Purchase and Assumption of Assets and Liabilities”.

104Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANCFIRST CORPORATION (Registrant)

Date: February 19, 2021	By:	/s/ Kevin Lawrence
Kevin Lawrence
Executive Vice President Chief Financial Officer

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